EXHIBIT 17.1

January 7, 2013

Specializer Inc.
548 Market St #15099
San Francisco, California 94104

Dear Sir:

I hereby immediately resign as the President and Director of Specializer Inc. effective immediately.

Very truly yours,


/s/ Simone Bar-Tal
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Simone Bar-Tal

Dear Sir:

I hereby immediately resign as the Secretary, Treasurer and Director of Specializer Inc. effective immediately.

Very truly yours,


/s/ Liby Weinstock
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Liby Weinstock